July 2026

2 Disclaimers "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995 This presentation may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to, among other things, the Company’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “believe,” “expect,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “projection,” “forecast,” “budget,” “goal,” “target,” “would,” “aim” and “outlook,” or similar expressions generally indicate a forward- looking statement. These forward-looking statements are based on management assumptions and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond the Company’s control. Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause the Company’s actual results to differ materially from those indicated in these forward-looking statements, including: the success of the financial technology and banking-as-a-service industries, as well as the continued evolution of the regulation of these industries; the Company’s ability to maintain and grow its relationships with its service providers and reliance on such providers to comply with regulatory regimes; the Company’s ability to keep pace with rapid technological changes in the industry or implement new technology effectively, in particular the recent advancements in artificial intelligence and the risks that such technology presents; ability to effectively manage and remediate system failure or cybersecurity breaches of the Company’s network security; the Company’s ability to measure and manage its credit risk effectively and any deterioration of the business and economic conditions in the Company’s primary market areas; the adequacy of the Company’s allowance for credit losses; changes in Small Business Administration rules, regulations and loan products and the existing regulatory framework for brokered deposits; higher inflation and its impacts; the effects of changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs on its trading partners; the value of collateral securing the Company’s loans; the Company’s levels of nonperforming assets; the potential for negative consequences resulting from regulatory violations, investigations and examinations, including potential supervisory actions, the assessment of fines and penalties, the imposition of sanctions, the need to undertake remedial actions and possible damage to the Company’s reputation; natural disasters and adverse weather, acts of terrorism, pandemics, an outbreak of hostilities or other international or domestic calamities, including the ongoing conflicts in Iran and Middle East that can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, and increase the volatility of financial markets; anticipated benefits of new lines of business that the Company may enter or investments or acquisitions the Company may make that are not realized within the expected time frame or at all, including the Company’s ability to manage integration costs; further negative ratings outlooks or downgrades of the long-term credit rating of the United States; and potential government shutdowns and other political impasses, including with respect to the debt ceiling and the federal budget of the United States. The Company cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K. The Company does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by the Company or by or on behalf of the Company, except as may be required under applicable law. Market and industry data This presentation includes estimates regarding market and industry data, which have been obtained from third-party sources, as well as data from our internal research. While we believe the estimated market and industry data included in this presentation is generally reliable as of the date of the presentation, such information, which is derived in part from management’s estimates and beliefs, has not been independently verified and we make no representation as to the adequacy, fairness or completeness of any information obtained from any third party sources. Non-GAAP financial measures Some of the financial measures included in this presentation are not measures of financial performance recognized by generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures are “tangible shareholders’ equity,” “tangible book value per share,” and “efficiency ratio.” We believe these non-GAAP financial measures provide useful information to management and investors; however, we acknowledge that our non-GAAP financial measures have limitations and should be considered a supplement to, not a substitute for, the GAAP financial measure. As such, you should not view these measures as a substitute for results determined in accordance with GAAP. A reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the Appendix to this presentation. Trademarks “FinWise” and its logos and other trademarks referred to and included in this presentation belong to us and are protected by applicable laws. We refer to our trademarks in this presentation without the ® or the ™ or symbols for convenience. Other service marks, trademarks and trade names referred to in this presentation, if any, are the property of their respective owners, although for presentational convenience we may not use the ® or the ™ symbols to identify such trademarks. Certain Terms In this presentation, we use certain defined terms and terms generally understood within the banking sector and industry. A Glossary of Terms Used is included in the Appendix to this presentation.

Second Quarter 2026 Highlights 3 *FinWise Bancorp began trading under the symbol "FINW" on the NASDAQ exchange on 11/19/21.

Quarterly Results

	As of and for the Three Months Ended		
	6/30/2026	3/31/2026	6/30/2025
Income Statement Data ($ in thousands)			
Net interest income	$ 28,749	$ 28,090	$ 14,728
Total non-interest income	25,594	14,627	10,337
Total operating revenue	54,343	42,717	25,065
Provision for credit losses (Core Portfolio + Credit Enhanced) [1]	22,677	10,581	4,726
Total non-interest expense	28,862	28,338	14,912
Income before income taxes	2,804	3,798	5,427
Provision for income taxes	672	1,063	1,330
Net income [2]	$ 2,132	$ 2,735	$ 4,097
Earnings per share, diluted	$ 0.15	$ 0.20	$ 0.29
Balance Sheet Data ($ in thousands)			
Total cash and cash equivalents	$ 93,638	$ 96,947	$ 90,100
Strategic program loans held-for-sale	175,217	133,907	147,282
Loans held-for-investment	514,501	539,157	506,503
Credit enhancement asset	31,906	23,378	2,469
All other assets	110,049	106,051	96,134
Total assets	$ 925,311	$ 899,440	$ 842,488
Total deposits	693,799	674,856	635,174
All other liabilities	32,321	27,977	25,355
Total liabilities	$ 726,120	$ 702,833	$ 660,529
Total shareholders' equity	$ 199,191	$ 196,607	$ 181,959
Selected Financial Data ($ in thousands, except TBVps)			
Amount of loans originated	$ 1,629,920	$ 1,745,428	$ 1,483,179
Credit enhanced balances	$ 120,787	$ 109,081	$ 11,730
Return on average assets (annualized for quarters)	0.9 %	1.2 %	2.0 %
Return on average equity (annualized for quarters)	4.3 %	5.7 %	9.2 %
Net interest margin	13.69 %	12.90 %	7.81 %
Efficiency ratio	53.1 %	66.3 %	59.5 %
Tangible book value per share	$ 14.55	$ 14.34	$ 13.51

4

[1] Credit Enhanced Lending program fully launched mid-2025. Provision for credit losses has increased due to higher Credit Enhanced balances. For credit enhanced loans, fintech partners are required to maintain a deposit account at FinWise, which is used to recover charge-offs. The provision for credit losses on these loans differs from the core portfolio, as it is fully offset by expected recoveries under the partner guarantee, which is recognized as credit enhancement income in non-interest income. [2] 1Q26 Net Income impacted by higher-than-anticipated credit provisions in our non-credit-enhanced portfolio. We also adopted more conservative servicing and administrative standards, which accelerated the recognition of nonperforming loans and charge-offs and drove part of the higher provision.

FinWise Overview Differentiated Business Model • Resilient and profitable model with compelling growth opportunities • Compliance oversight and risk management culture • Lower risk loan portfolio with disciplined underwriting and collateral management: • 49% of portfolio at 2Q26 is SBA Guaranteed, Strategic Program HFS and Strategic Program HFI with Credit Enhancement 1 • Credit Enhanced Lending2 product incorporates a fintech financed loss reserve account structured to absorb credit losses • Well capitalized significantly above regulatory requirement • Highly experienced team with proved track record 1SBA Guaranteed loans are guaranteed by U.S Small Business Administration; Strategic Program Loans (HFS) are supported by reserve deposit accounts and are typically cash-collateralized and held for less than one week; for Strategic Program HFI Loans with Credit Enhancement, FinWise is fully reimbursed for any associated losses, as each fintech partner maintains a cash reserve deposit at FinWise, which is used to absorb these charge-offs. 2See Glossary slide at end of presentation for definition of Credit Enhanced Lending. 5 • Banking and Payments Solutions for Fintechs: • Strategic Program Lending. Through our scalable API-driven infrastructure • Credit Enhanced Lending2. Generates lower risk asset growth (fintech required to hold a Loss Reserve Account at FinWise) and interest income • Payments (MoneyRailsTM) and BIN Sponsorship. Cross-sell products to generate lower-cost deposits and fee income • Traditional Lending. Provides flexibility for disciplined and diversified balance sheet growth: • SBA 7(a), including SBA guaranteed loans • Residential and owner occupied CRE • Equipment leasing programs Key Products

A Proven Growth Story 6 Note: Bank-level regulatory data used for Total Assets from 2010 - 2017 and is publicly available per FinWise Bank call reports (https://cdr.ffiec.gov/public/ManageFacsimiles.aspx) and through S&P Global Market Intelligence. *Data shown on an annual basis; more recent quarterly results are available elsewhere in this deck or in the Company's publicly available financial disclosures.

Our Culture - Strong Compliance and Risk Management 7 Consistent Investment in Personnel & Infrastructure Provides Regulatory Oversight Support to Fintechs Note: FTEs shown as of the end of each respective quarter; does not include FTEs in Governance and Operations. 73 (or 35%) of our 206 FTEs at the end of 2Q26 are in IT, Compliance, Risk Mgmt., and BSA/AML functions

Revenue Contribution by Product

Differentiated and Proven Strategy Offers Solid Foundation for Future Growth

	Fintech Banking & Payments Solutions	SBA 7(a)	Residential & Owner Occupied CRE	Equipment Leasing Programs
		TRADITIONAL LENDING PRODUCTS		
2Q26 Gross Revenue Contribution[1]	52.6%	6.1%	4.9%	3.5%
	Balance Sheet Strategy: • Mostly originate to sell • Interest Income HFI & HFS • Minimum program & other fees • Programs establish a "reserve" deposit account with FinWise • Credit Enhanced Lending	**Balance Sheet Strategy:** • Hold or sell guaranteed portion • Retain all servicing rights when guaranteed portion is sold • Leverage relationship with Business Funding Group, LLC for acquiring customers	**Balance Sheet Strategy:** • Originate for Investment • Source of core deposits • High-touch, relationship banking • Historically stable and strong profitability	**Balance Sheet Strategy:** • Originate for Investment • Originations through vendor finance, additional third-party originators, direct channels • Diversify balance sheet
	As of 6/30/26: • Strategic Platform Loans on Bal. Sheet: $319.9M (54.8% HFS; 45.2% HFI) • 2Q26 Gain on Sale (net) and Strategic Program Fees: $5.4 million or 21.3% of non-interest income	**As of 6/30/26:** • SBA Loans on Bal. Sheet: $164.0 (40.3% Guaranteed; 59.7% Unguaranteed)	**Product Overview:** • Consumer and commercial lending • Construction lending focus on single-family residential	**Product Overview:** • Equipment secured leases/ loans • Interest bearing (generally 60-month fixed rates) • "Aurora" loan origination system provides scalability and automation
	Target Customer: • Consumers and small to medium-sized businesses (SMBs) via Fintech Platforms	**Target Customer:** • SMBs	**Target Customer:** • Single family residential and SMBs	**Target Customer:** • SMBs via Equipment point of sale

[1]Gross revenue contribution does not total 100% due to exclusion of revenue from POS Lending Program which is an originate to hold strategy, "Other", "Change in Fair Value on investment in BFG", "Credit Enhanced", revenue generated by non-lending activities, and BIN and payments. Note: SBA Guaranteed loans are guaranteed by U.S Small Business Administration; Strategic Program Loans (HFS) are supported by reserve deposit accounts.

8

Strategic Program Lending Overview: Roles of the Bank and Fintech 9 Loan Applications and Approvals Adhere to Credit Models Established by FinWise

Strategic Program Lending - Program Diversification Has Improved Note: Strategic Program Lending concentration shown since 1Q22 to highlight longer-term pattern in recent years 10

Select Fintech Brands We Currently Support

Growth Opportunity With Existing Fintechs And As New Programs Are Onboarded

	Strategic Program Lending	Credit Enhanced Lending	Payments (MoneyRails™)	BIN Sponsorship (Cards)
Upstart	✓		✓	
Elevate	✓		✓	
Reach Financial	✓		✓	
plannery	✓		✓	
Backd	✓	✓		
Albert	✓	✓		
Tilt	✓			✓
earnest	✓			
PowerPay	✓			
clasp	✓			
LendingPoint	✓			
OppLoans	✓			
MulliganFunding	✓			
American First Finance	✓	✓		
FUTR PAYMENTS			✓	
DreamFi				✓
tallied[1]		✓		✓
vera				✓

Subsequent to 2Q26 quarter-end, **we signed a new strategic partnership**, and we expect to share the partner's name in the coming quarters.

This is a well-established prepaid card provider that will use our BIN Sponsorship and MoneyRails services.

Program Launch Dates:

-Credit Enhanced Lending
- ***Launched***: *mid-2025 (full launch)*

-Payments (MoneyRails)
- ***Launched:*** *mid-2025*

-BIN Sponsorship (Cards)
- ***Launched:*** *late 2023*

-Strategic Program Lending
- ***Launched:*** *2016 (has operated without interruption)*

11

Note: Upstart, Elevate, Reach and FUTR PAYMENTS (formerly Hank Payments) are not on MoneyRails™, but FinWise does handle Payment Processing for them. [1]Because Tallied will no longer serve as a third-party program manager, approximately $50 million of credit card balances that previously carried credit enhancement will convert to standard credit card balances held on the Bank's balance sheet, with the Bank retaining the full economics — including interest income and interchange — as well as the associated credit exposure.

12 Fintech Sales Pipeline Attractive Revenue Potential1 1Pipeline reflects prospective partner opportunities at various stages of discussion and is not a guarantee of future business. There can be no assurance that any or all of these opportunities will result in signed agreements or generate revenue, and some may not proceed to closing. 2Commercial Terms refers to opportunities where key commercial elements are being negotiated and discussed, but no binding agreement has been executed.

Growth Strategy: A Broader Fintech Solutions Offering 1SBA 7(a) includes Guaranteed and Unguaranteed loans; Guaranteed loans are guaranteed by U.S Small Business Administration. Note: "Fintech Solutions" is used to describe our target market within the banking-as-a-service ecosystem. 13 Strategic Program Lending (SPL) SBA 7(a)1 Equipment Financing BIN Sponsorship Strategic Program Lending (SPL) + Credit Enhancement SBA 7(a)1 Equipment Financing Payments (MoneyRails™)

Growth Strategy: Potential Long-term Benefits from Broader Fintech Solutions Offering Revenue Expand and diversify sources of revenue Deposits Diversify deposit composition and reduce cost of funds Credit Quality Increase Prime loan exposure Profitability Enhance profitability and oper. leverage via lower cost of funds and use of outsourced solutions Note: "Potential Long-term Benefits" describe the Company's expectations of potential benefits to the overall FinWise business model 14

Credit Enhanced Lending - A Lower Risk Product 1The fintech partner refers the borrower through joint marketing efforts, and FinWise originates the loan. 15

MoneyRails™ Overview and Map of Services



Cards[1]
Virtual Cards
Debit
Tokenized Wallets [ApplePay/ GooglePay]
Prepaid
MONEYRAILS by FinWise Bank
Ledger
Direct Sub-Ledgering
All accounts types
Indirect Sub-Ledgering
Connection & Connector
File-based support
KYC KYB
Fraud Monitoring
API Enabled
Payments
ACH
Wires
Push to debit
RTP FedNow
RPPS



BANKING TECH AWARDS
WINNER
2025
TOP INNOVATION

MoneyRails™ is an Award Winning, Proprietary, Centralized, Secure Platform and Ledger that Facilitates Money Movement

- **Highly secured platform** built on ZeroTrust architecture, and based on an immutable ledger of transactions
- The **Ledger provides a strong foundation with controls,** standing instructions and connectors for third-party integrations
- Fintechs **can build their own experience** using APIs without dependency on FinWise
- Provides **tokenized and virtual card servicing capabilities,** which enables incoming/ outgoing payments and card mgmt. to be housed in a central hub

16

[1] Cards will be available in 2H 2026. NOTE: Currently Live: Ledgering, ACH, RTP, FedNow, Wires, RPPS, File-based support, KYC/KYB Connector, API enabled, Fraud Monitoring

A Deeper Dive Into Our Diversified Revenue Model

Type of Revenue Generated by Product

Product	Fee Income	Net Interest Income (NII)
Strategic Program Lending to Fintechs	• Monthly fee driven by originated loan volume	• On loans held for a few days before sold and on extended held for sale loans • On loans held for investment
Credit Enhanced Lending[1] *(part of Strategic Program Lending to Fintechs)*	• Incorporated in Strategic Program Lending monthly fee	• Contractual interest earned on loans maintained on our bal. sheet • Note: payments to Fintechs of excess spread are mostly expensed. Also, *fintechs are required to hold a deposit acct. at FinWise against which charge-offs are recovered*, trued up monthly post charge-offs
Payments (MoneyRails™)[2]	• Monthly fees (including Acct. Mgmt. fees) • Transaction Fees (ACH, Wires, Real Time, etc.)	• None • *Note: lower cost deposits generated help NII*
BIN Sponsorships:		
Credit Cards	• Monthly fees driven by dollar volume spent	• On receivables held for a few days before sold • On receivables held for investment
Prepaid & Debit Cards	• Monthly fees driven by dollar volume spent	• None • *Note: lower cost deposits generated help NII*
Traditional Lending (SBA 7(a)[3], Residential & Owner Occupied CRE, Equipment Financing)	• Gain on sale of loans (SBA 7a)	• Traditional interest income

[1] As part of Credit Enhanced Lending agreement, Fintech is required to hold a Loss Reserve Account at FinWise. The provision for credit losses associated with the credit enhanced loan portfolio is different from core portfolio provisions because it's fully offset by the recognition of future recoveries pursuant to the partner guarantee of an exact amount described as credit-enhancement income in our non-interest income. [2]MoneyRails™ enhances fee revenue opportunity in SPL and Cards. [3]SBA Guaranteed loans are guaranteed by U.S Small Business Administration and Strategic Program Loans (HFS) are supported by reserve deposit accounts.

17

Components of Model Enable Scaling and Regulatory Oversight

Product:		Our Technology:
1) Strategic Program Lending		**Credit Engine**
Lending programs, including closed and open-ended consumer and commercial	API →	• Verify borrower information • Validate loans to models and underwriting criteria, and originate
2) Payments (MoneyRails™)		**Payments (MoneyRails™)**
ACH, SDA, TCH RTP, FedNow, Wire, Visa Direct and Mastercard Send, Mastercard RPPS	API →	• Rules-based money movement configurations and restrictions • Verification, validation and capture of necessary oversight data
3) BIN Sponsorship		**Card Processors**
Credit and Charge Cards Debit cards; prepaid	Data →	• Capture daily cardholder financial activity and bank-defined data sets necessary for oversight and testing of regulatory compliance

→



Enterprise Data Warehouse

-Proprietary and rigorous regulatory process

-FinWise controls the data internally

18

Intensive Due-Diligence Process and Compliance Assessment Representative Fintech Onboarding - a Thorough Selection Process Including: 19

Disciplined Underwriting Process Mitigates Risk...

- **Credit risk is actively managed** through combination of policy, data and pricing
- **Disciplined underwriting process and well collateralized portfolio** has helped mitigate net charge-offs, even as credit quality normalized due to an elevated interest rate environment
- **Remain well-reserved: ACL/Total Gross Loans HFI of 8.3% at end of 2Q26.**
  - ***SBA guaranteed balances*** *as % of Total Gross Loans HFI* have declined as we continue to sell guaranteed portions of SBA loans due to favorable market conditions
  - ***Strategic Programs HFI balances*** *as % of Total Gross Loans HFI, have increased partly driven by higher Credit Enhanced balances*
  - ***Provision for loan losses and net charge-offs have increased partly due to higher Credit Enhanced balances.** *The provision for credit losses on these loans differs from the core portfolio, as it is fully offset by expected recoveries under the partner guarantee, recognized as credit enhancement income in non-interest income.*
  - ***For Strategic Program (SP) loans with credit enhancement, FinWise is fully reimbursed for any net charge-offs**, as fintech partners are required to maintain a deposit account at FinWise, which is used to recover these charge-offs.

ACL, SBA Guaranteed and SP HFI Balances as % of Total Gross Loans HFI*



27.2%
5.8%
3.1%
16.3%
22.2%
6.5%
11.6%
25.3%
8.3%
2Q25
1Q26
2Q26
SBA Guaranteed Balances as % of Total Gross Loans HFI
SP HFI Balances as % of Total Gross Loans HFI
Allowance for Credit Losses(ACL)/Total Gross Loans HFI

Net Charge-offs (NCOs) by Loan Type

(NCOs come mostly from SP Loans, primarily those with Credit Enhancement*)



Construction and land development
Residential real estate
Residential real estate multifamily
Commercial real estate
Commercial and industrial
Consumer
Lease financing receivables
SP loans with credit enhancement*
SP loans without credit enhancement
$2.8M
$9.4M
$13.1M
2Q25
1Q26
2Q26

*For SP loans with credit enhancement, FinWise is fully reimbursed for any net charge-offs, as each fintech partner is required to maintain a deposit account at FinWise, which is used to recover these charge-offs. The provision for credit losses on these loans differs from the core portfolio, as it is fully offset by expected recoveries under the partner guarantee, which is recognized as credit enhancement income in non-interest income. *ACL = Allowance for Credit Losses; SP = Strategic Programs; HFI = Held for Investment.

20

...and Leads to a Diversified and Lower Risk Loan Portfolio

Lower Risk Portfolio:
***~49%* comprised of SBA Guaranteed, Strategic Programs (HFS) and Strategic Programs (HFI) with Credit Enhancement Loans**



Strategic Programs (HFS) 23.5%
Strategic Programs (HFI) with Credit Enhancement 16.2%
SBA Guaranteed 8.9%
Total Loans[1]: $747M (as of 2Q26)
SBA Unguaranteed 13.1%
Commercial (Non RE) 11.5%
Consumer 2.3%
Commercial RE (CRE) non-SBA 11.9%
Residential RE 9.4%
Strategic Programs (HFI) without Credit Enhancement 3.2%

Key Quarterly Trends:

- **Combined SBA Guaranteed, Strategic Program Loans Held-for-Sale (HFS) and Strategic Programs (HFI) with Credit Enhancement comprised a total of 49% *of the portfolio* as of 2Q26.**
  - ***These products carry lower credit risk:*** *SBA Guaranteed loans are guaranteed by the U.S Small Business Administration, Strategic Program Loans (HFS) are supported by reserve deposit accounts, and with Strategic Program Loans (HFI) with Credit Enhancement, FinWise is fully reimbursed for any losses, as each fintech partner is required to maintain a cash reserve deposit at FinWise, which is used to recover these charge-offs.*
- **SBA Unguaranteed loans declined** from **15.2%** of the portfolio as of 2Q25 to **13.1%** as of 2Q26 - while the absolute dollar amount of these loans remained relatively stable, the decline as a percent of the portfolio is primarily attributable to overall balance sheet grown, especially in Credit Enhanced loans.
- **SBA Guaranteed balances have declined** as we continue to sell amounts of the guaranteed portion of SBA loans.

Portfolio Characteristics:

- **SBA:** Average FICO is 740+. Average time in business is 12+ years. Top 3 industries by Unguaranteed balances: eCommerce, Law Firms and Health Care.
- **CRE Non-SBA (11.9% as of 2Q26) is 97.6% Owner Occupied**

21

[1]Total Loans includes Held for Investment (HFI) and Held for Sale (HFS). NOTE: Commercial (Non RE) is mostly Equipment Leasing.

Deposit Composition 22 Total Period End Deposits: $693.8 Million (as of June 30, 2026) Opportunity to enhance profitability by gradually diversifying deposit composition away from higher-cost CDs and reducing cost of funds Note: Deposits declined Q/Q as excess funds were not required to support a lower level of assets.

Selected Financial Information 23

Consistent TBV Growth Ahead of Peers


Tangible Book Value (TBV) Per Share (Non-GAAP)[1]
$13.51
$14.34
$14.55
2Q25
1Q26
2Q26


Indexed Change in Total TBV Since FINW IPO (Q421)[1] vs Select Bank[2] and Fintech Peers[3]
FinWise: +79%
Bank Peers Median[1]: +41%
Fintech Peers Median[2]: +27%
TBV CAGR since FINW IPO: 13.8%
79%
41%
27%
100%
80%
60%
40%
20%
-
(20%)
(40%)
'21Q4
'22Q1
'22Q2
'22Q3
'22Q4
'23Q1
'23Q2
'23Q3
'23Q4
'24Q1
'24Q2
'24Q3
'24Q4
'25Q1
'25Q2
'25Q3
'25Q4
'26Q1
'26Q2

[1]See Appendix at end of presentation for full description of metric and Non-GAAP reconciliation. Amounts are as of the end of each respective period. Indexed percentage change is calculated based on total TBV, not TBV per share. FinWise Bancorp began trading under the symbol "FINW" on the NASDAQ exchange on 11/19/21. [2]**Bank Peers** defined as: Oregon Bancorp, Inc., Quaint Oak Bancorp, Inc., University Bancorp, Inc., BayFirst Financial Corp., CF Bankshares Inc., Meridian Corporation, Coastal Financial Corporation, Capital Bancorp, Inc., FS Bancorp, Inc., Blue Ridge Bankshares, Inc., First Internet Bancorp, Nicolet Bankshares, Inc., Triumph Financial, Inc., Live Oak Bancshares, Inc., Merchants Bancorp, The Bancorp, Inc., Cross River Bank, Metropolitan Bank Holding Corp., Capital Community Bank. **Fintech Peers** defined as Atlanticus Holdings Corporation, Oportun Financial Corporation, Happen, Inc., Pathward Financial, Inc.
Note: Bank level Call Report financial data used where holding company consolidated financials unavailable; 1Q 2026 financial data used where 2Q 2026 holding company consolidated and bank level Call Report financials are unavailable
Source: S&P Capital IQ Pro

24

Solid Originations and Balance Sheet Growth 25 1Originations will reflect seasonality from our largest student lending partner during peak student borrowing months. 2HFI = Held for Investment. Note: Total Loan Originations are for the quarterly period. Other amounts are as of the end of each respective period.

Tangible Book Value per share and Profitability Metrics 26 1See Appendix for more information and Non-GAAP reconciliation. Tangible Book Value per Share (Non-GAAP) as of the end of each respective period. 2Q26 Net Income and profitability metrics impacted by higher-than- anticipated credit provisions in our non-credit-enhanced portfolio. We also adopted more conservative servicing and administrative standards, which accelerated the recognition of nonperforming loans and charge-offs and drove part of the higher provision. ROAE partly impacted by intentionally maintained high capital levels.

Diversified Income Sources 27 1For accounting purposes, Credit Enhancement Income is fully offset by a corresponding credit loss provision related to credit enhanced balances, thus not having a net effect on the Company's net income. 2All Other Non-interest Income includes all other non-interest income items, excluding Strategic Program Fees and Credit Enhancement Income. Net Interest Income and Net Interest Margin (NIM) are impacted by lending activities including growth in the Credit Enhanced portfolio

Disciplined Expense Management (adjusting for Credit Enhancement Expense) Increase in total non-interest expense in 2Q26 and 1Q26 mostly due to increases in Credit Enhancement Servicing and Guarantee Expense resulting from growth in credit enhanced loans. Outlook Commentary: Remain focused on positive operating leverage; Expense growth to be correlated to revenue production. 28 2Q25 1Q26 2Q26 Full Time Employees (FTEs) 200 210 206 Efficiency Ratio (Non-GAAP)2 59.5% 66.3% 53.1% 1All Other Non-interest Expense refers to all other expense components within Total Non-interest Expense, excluding Salaries & Employee Benefits and Credit Enhancement Expenses. 2See Appendix at the end of the presentation for Non- GAAP reconciliation

Well Capitalized Above Regulatory Requirements 29 Note: data as of the end of each respective period. 1On April 23, 2026, the Federal Reserve, FDIC, and OCC jointly adopted a final rule lowering the CBLR requirement from 9% to 8%, effective July 1, 2026. Capital levels remain well above the recently lowered well-capitalized regulatory requirement of 8%1, pursuant to the Community Bank Leverage Ratio (CBLR) framework adopted by the Bank in 2020.

Appendix 30

Non-GAAP Reconciliations 31 (1) Tangible shareholders’ equity: This measure is not a measure recognized under GAAP and is therefore considered to be a non-GAAP financial measure. Tangible shareholders’ equity is defined as total shareholders’ equity less goodwill and other intangible assets. The most directly comparable GAAP financial measure is total shareholder’s equity to total assets. The Company had no goodwill or other intangible assets as of any of the dates indicated. The Company has not considered loan servicing rights or loan trailing fee asset as intangible assets for purposes of this calculation. As a result, tangible shareholders’ equity is the same as total shareholders’ equity as of each of the dates indicated. (2) Efficiency Ratio: This measure is not a measure recognized under United States generally accepted accounting principles, or GAAP, and is therefore considered to be a non-GAAP financial measure. The efficiency ratio is defined as total non-interest expense divided by the sum of net interest income and non-interest income. The Company believes this measure is important as an indicator of productivity because it shows the amount of revenue generated for each dollar spent. Tangible Shareholders' Equity and Tangible Book Value Per Share As of ($ in thousands, except per share amounts) June 30, 2026 March 31, 2026 June 30, 2025 Total shareholders' equity $ 199,191 $ 196,607 $ 181,959 Goodwill — — — Other intangibles — — — Less: total intangible assets — — — Tangible shareholders' equity1 $ 199,191 $ 196,607 $ 181,959 Tangible book value per share1 $ 14.55 $ 14.34 $ 13.51 Efficiency Ratio For the Three Month Period Ending ($ in thousands) June 30, 2026 March 31, 2026 June 30, 2025 Non-interest expense $ 28,862 $ 28,338 $ 14,912 Net interest income 28,749 28,090 14,728 Non-interest income 25,594 14,627 10,337 Adjusted operating revenue $ 54,343 $ 42,717 $ 25,065 Efficiency ratio2 53.1% 66.3% 59.5%

Non-GAAP Reconciliations (continued) 32 (3) Adjusted Efficiency Ratio: This measure is not a measure recognized under United States generally accepted accounting principles, or GAAP, and is therefore considered to be a non-GAAP financial measure. The adjusted efficiency ratio is defined as total non-interest expense, adjusted for credit enhancement program expenses, divided by the sum of net interest income and adjusted non-interest income, adjusted for credit enhancement income. Adjusted Efficiency Ratio For the Three Month Period Ending ($ in thousands) June 30, 2026 March 31, 2026 June 30, 2025 Non-interest expense (GAAP) $ 28,862 $ 28,338 $ 14,912 Less: credit enhancement program expenses 13,286 12,526 89 Adjusted non-interest expense 15,576 15,812 14,823 Net interest income (GAAP) 28,749 28,090 14,728 Less: credit enhancement interest 13,286 12,526 89 Adjusted net interest income 15,463 15,564 14,639 Total non-interest income (GAAP) 25,594 14,627 10,337 Less: credit enhancement income 16,678 5,864 2,275 Adjusted non-interest income 8,916 8,763 8,062 Adjusted operating revenue $ 24,379 $ 24,327 $ 22,701 Adjusted efficiency ratio3 63.9% 65.0% 65.3%

Glossary of Terms Used 33 ACH (The Automated Clearing House). Electronic funds-transfer system that facilitates payments in the U.S. and internationally. The ACH is run by Nacha. API (Application Programming Interface). Set of defined rules that enable different applications to communicate with each other. It acts as an intermediary layer that processes data transfers between systems, letting companies open their application data and functionality to external third-party developers, business partners, and internal departments within their companies. Banking-as-a-Service (BaaS). Banking model in which licensed banks integrate their digital banking services directly into the products of other non-bank businesses. This allows non-bank businesses to offer their customers digital banking services such as mobile bank accounts, debit cards, loans and payment services, without needing to acquire a banking license of their own. The bank's system communicates via APIs and webhooks with that of the non-bank's business, enabling the end customer to access banking services directly through the non-bank’s website or app. BIN (Bank Identification Number) Sponsorship. BIN sponsorship allows fintech businesses to quickly gain direct access to the payment processing and card management services provided by the likes of Visa or Mastercard without going through the process of joining a major card scheme. It provides fintechs with quickest way to launch a financial product with a debit, credit or prepaid card attached. Credit Enhanced Lending. FinWise generates interest income from existing and potential new strategic programs through contractual interest earned on loans maintained on the FinWise balance sheet. Fintech strategic programs using this product are required to hold a deposit account at FinWise against which charge-offs are recovered, and which is trued up monthly post any charge-offs. FedNow. The clearing service for financial institutions to provide immediate end-to-end payments to customers. The key difference between this service and the Fed’s previous system is that FedNow will be online 24/7, processing transactions in real time. HFI (Held for Investment). When a reporting entity holds an originated or purchased loan for which it has the intent and ability to hold for the foreseeable future or to maturity or payoff, the loan should be classified as held-for-investment. Loans held for investment are reported on the balance sheet at their amortized cost basis. HFS (Held for Sale). When a reporting entity originates or purchases a loan with the intent to sell the loan to another entity (e.g., a government sponsored enterprise). Mastercard RPPS (Remote Payment and Presentment Service). Mastercard RPPS optimizes electronic bill payment by connecting banks to billers. It offers a single, reliable connection for electronic payment providers to help with fast & secure consumer bill payments. Mastercard Send. Mastercard’s offering in the real-time personal payments arena. Senders can immediately make “push payments” to bank accounts, mobile wallets, prepaid debit cards, or targeted cash- out locations. The sender can initiate a Mastercard Send transaction with just the recipient’s debit card number. MoneyRailsTM is FinWise's Payments hub, which is a single-window platform through which companies can execute all their payments, and issue virtual cards. MoneyRails also provides the ability to safeguard funds in an array of account types: FBO and subaccounts to satisfy FinTechs’ deposit needs, as well as traditional Savings, Checking, Certificate of Deposits, etc. . Payment hubs increase fund control and visibility, reduce the risk associated with numerous fragmented payment processes, and improve overall operating efficiency. NIM: Net Interest Margin SBA 7(a) loans. Small-business loans issued by a private lender and partially backed by the U.S. Small Business Administration. SMBs. Small to medium-sized businesses. Strategic Program Lending - SPL (sometimes referred as Marketplace Lending). Lending predominately done through fintech platforms that connect borrowers with lenders. TBV: Tangible Book Value The Clearing House RTP. A real-time payments platform that all federally insured U.S. depository institutions are eligible to use for payments innovation. All RTP payments are processed by The Clearing House. When you pay your utility bill for the month using RTP, your bank sends message to network which includes the details of the payment. The Clearing House then processes the message and routes it to utility company's bank, completing the payment. Visa Direct. A type of Original Credit Transaction (OCT) that allows fast and secure payment transfers to customers using their card details. Unlike with other payment methods, where it can typically take up to 24 hours for the funds to be transferred to the customer, Visa Direct transactions normally complete near-instantly.